RAIT PARTNERSHIP, L.P.

AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT

THIS AMENDMENT TO LIMITED PARTNERSHIP AGREEMENT (this “Amendment”) is made as of this 12th day of June, 2006, by RAIT General, Inc., a Maryland corporation (“General Partner”), RAIT Limited, Inc., a Maryland corporation (“Limited Partner”), and RAIT Investment Trust, a Maryland real estate investment trust (“RAIT”).

WHEREAS, General Partner, Limited Partner and RAIT are the only parties to the Limited Partnership Agreement, dated as of August 15, 1997 (the “Partnership Agreement”), of RAIT Partnership, L.P., a Delaware limited partnership (the “Partnership”), relating to the operation of the Partnership;

WHEREAS, as of the date hereof, General Partner is the owner of all of the General Partner Interest and Limited Partner is the sole Limited Partner of the Partnership;

WHEREAS, General Partner and Limited Partner now desire to make certain clarifying amendments to the Partnership Agreement; and

WHEREAS, Section 11.1(A) of the Partnership Agreement requires the Consent of a majority in interest of the Limited Partners in connection with approval of amendments to the Partnership Agreement.

NOW, THEREFORE, for good and valuable consideration, the parties hereto, intending to be legally bound, agrees as follows:

1. Definitions. Unless otherwise defined in this Amendment, capitalized terms used herein shall have the meanings given to them in the Partnership Agreement.

2. Written Approval. Limited Partner hereby agrees that its execution of this Amendment shall constitute its written consent required by the Partnership Agreement.

3. Amendment to Section 4.2(C) of the Partnership Agreement. Section 4.2(C) of the Partnership Agreement is hereby amended by deleting the existing Section 4.2(C) and replacing it in its entirety with the following:

(C) Except in accordance with Article IX of this Agreement or at any time while RAIT remains the beneficial owner of all Partnership Interests, RAIT shall not issue any (i) additional REIT Shares, (ii) rights, options or warrants containing the right to subscribe for or purchase REIT Shares, or (iii) securities convertible or exchangeable into REIT Shares (collectively, “Additional REIT Securities”) other than to all holders of REIT Shares, pro rata, unless (x) the Partnership issues to the General Partner (i) Partnership Interests, (ii) rights, options or warrants containing the right to subscribe for or purchase Partnership Interests or (iii) securities convertible or exchangeable into Partnership Interests such that the General Partner receives an economic interest in the Partnership substantially similar to the economic interest in RAIT represented by the Additional REIT Securities; and (y) the General Partner contributes the net proceeds from the issuance of the Additional REIT Securities and from the exercise of any rights contained in any Additional REIT Securities to the Partnership, derived from a corresponding contribution to its capital by RAIT.

4. Release. Limited Partner and General Partner release and discharge RAIT from any claim, demand, debt, sum of money account, judgment, liability, obligation loss, cost, damage, suit, action or cause of action of any kind or nature whatsoever, known or unknown, fixed or contingent, at law or in equity which such party now has, claims to have, has had, hereafter can, shall or may have from the beginning of the world to and including the date hereof, with respect to or in any way arising from or in connection with the Section 4.2(C) of the Partnership Agreement as in effect prior to this Amendment.

IN WITNESS WHEREOF, General Partner, Limited Partner and RAIT have executed, or caused this Amendment to be executed, as of the date set forth hereinabove.

RAIT GENERAL, INC.

By: /s/ Ellen J.DiStefano

Name: Title:	Ellen J. DiStefano Executive Vice President, Chief Financial Officer and Secretary

RAIT LIMITED, INC.

By: /s/ Ellen J.DiStefano

Name: Title:	Ellen J. DiStefano Executive Vice President, Chief Financial Officer and Secretary

RAIT INVESTMENT TRUST

By: /s/ Ellen J.DiStefano

Name: Title:	Ellen J. DiStefano Executive Vice President and Chief Financial Officer